UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                                    Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): July 6, 2007


                               KEYSPAN CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)


                                    New York

                 (State or Other Jurisdiction of Incorporation)


        1-14161                                              11-3431358
(Commission File Number)                       (IRS Employer Identification No.)


  175 East Old Country Road, Hicksville, New York                 11801
     One MetroTech Center, Brooklyn, New York                     11201
       (Address of Principal Executive Offices)                 (Zip Code)

                           (516) 755-6650 (Hicksville)
                            (718) 403-1000 (Brooklyn)
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13.e-4(c))














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


Cautionary Language Concerning Forward-Looking Statements
---------------------------------------------------------

     Certain statements contained herein are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

     There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Among the factors that could cause actual results to differ materially are: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with National Grid plc or the failure of the merger to close for any reason; volatility of energy prices used to generate electricity; fluctuations in weather and in gas and electric prices; general economic conditions, especially in the Northeast United States; our ability to successfully manage our cost structure and operate efficiently; our ability to successfully contract for natural gas supplies required to meet the needs of our customers; implementation of new accounting standards or changes in accounting standards or General Accepted Accounting Principles which may require adjustments to financial statements; inflationary trends and interest rates; the ability of KeySpan to identify and make complementary acquisitions, as well as the successful integration of such acquisitions; available sources and cost of fuel; creditworthiness of counterparties to derivative instruments and commodity contracts; the resolution of certain disputes with the Long Island Power Authority ("LIPA") concerning each party's rights and obligations under various agreements; retention of key personnel; federal and state regulatory initiatives that threaten cost and investment recovery and place limits on the type and manner in which we invest in new businesses and conduct operations; the impact of federal, state and local utility regulatory policies, legislation and orders on our regulated and unregulated businesses; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; competition facing our unregulated Energy Services businesses; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate such business ventures profitably; a change in the fair market value of our investments that could cause a significant change in the carrying value of such investments or the carrying value of related goodwill; timely receipts of payments from our two largest customers, LIPA and the New York Independent System Operator; changes in the unforced capacity financial swap pricing structure; receipt of approval of certain agreements entered into with LIPA; other risks detailed from time to time in other reports and other documents filed by KeySpan with the Securities and Exchange Commission.



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



Item 1.01   Entry into a Material Definitive Agreement.

     On July 6, 2007, KeySpan, its indirect, subsidiary The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York (KEDNY), its direct subsidiary, KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island (KEDLI), National Grid plc (National Grid), Niagara Mohawk Power Corporation (Niagara Mohawk), the Staff of the New York State Department of Public Service, the New York State Consumer Protection Board, the City of New York, the Public Utility Law Project, and the International Brotherhood of Electrical Workers Local 97 submitted a joint settlement proposal to the Administrative Law Judges presiding over the KeySpan/National Grid merger proceeding pending before the New York State Public Service Commission (the "Commission"). Commission action on the joint settlement proposal is contemplated at its August 22, 2007 session, and, subject to and upon receipt of Commission approval, it is anticipated that the merger contemplated by the Agreement and Plan of Merger with National Grid dated February 25, 2006 would close shortly thereafter.

     A copy of the joint settlement proposal (the "Merger JP") is attached to this report as Exhibit 99.1. The following is a summary of the material terms of the Merger JP, which is qualified in its entirety by the Merger JP attached hereto:

I.   Comparison of Stand-Alone Rates and Merger Rates for Delivery Service

     The merger rate plans provide for significant rate benefits for customers of KeySpan's New York utilities (The Brooklyn Union Gas Company d/b/a KeySpan Energy Delivery New York ("KEDNY") and KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island ("KEDLI") compared to KEDNY's and KEDLI's rates if there were no merger. For KEDNY, delivery rates will remain unchanged from the levels set in 1993, extending the current delivery rate freeze to 19 years. For KEDLI, which has not had a delivery rate increase since 1995, there will be a one-time increase of $60 million, reflecting approximately 4.9% of total revenue.

     A.   Stand-Alone Rates for Delivery Service

     A number of the active parties reached an agreement in principle on the gas revenue requirements and various incentive mechanisms in the KEDNY and KEDLI rate proceedings that assume they remain as stand-alone companies.

     The agreement in principle for stand-alone rates if adopted by the Commission, would provide for three-year rate plans with the following revenue requirements for gas delivery service.

         KEDNY's gas delivery revenue requirement would increase by:

                  $30.3 million in Rate Year One
                  $12.8 million in Rate Year Two
                  $12.4 million in Rate Year Three

         KEDLI's gas delivery revenue requirement would increase by:

                  $88.3 million in Rate Year One
                  $26.1 million in Rate Year Two
                  $13.3 million in Rate Year Three

     The KEDLI increases would be larger because of a greater disparity between current revenues received for delivery service and the current cost of providing such service.

     B.   Merger Rates for Delivery Service

     The Merger JP if adopted by the Commission, would provide for five-year rate plans for KEDNY and KEDLI, with the following revenue requirements for delivery service:

         KEDNY:

          No increase in gas delivery revenue requirement in each of the five years of KEDNY's merger rate plan.

         KEDLI:

          An increase of $60 million in gas delivery revenue requirement in the first year of the merger rate plan and no further increase in years two through five.

     C. Merger Rates for Delivery Service vs. Stand-Alone Rates for Delivery Service

     If KEDNY and KEDLI's stand-alone delivery rates are extended for an additional two years, the comparison of delivery rates under the stand-alone and the merger rate plans is summarized as follows:

                        Annual Delivery Revenue Increases
                                  ($ Millions)

                        Stand-Alone Rate Plan (Delivery)
       ---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
       Year                   1                 2                 3                 4                 5
       ---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
       KEDNY                  30.3              12.8              12.4              12.4              12.4
       ---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
       KEDLI                  88.3              26.1              13.3              13.3              13.3
                              ----              ----              ----              ----              ----
       ---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
       Total                  118.6             38.9              25.7              25.7              25.7

                                Merger Rate Plan
       KEDNY                  0                 0                 0                 0                 0
       ---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
       KEDLI                  60                0                 0                 0                 0
                              --                -                 -                 -                 -
       ---------------------- ----------------- ----------------- ----------------- ----------------- -----------------
       Total                  60                0                 0                 0                 0
       ---------------------- ----------------- ----------------- ----------------- ----------------- -----------------

                         Cumulative Incremental Revenue
                                  ($ Millions)

                        Stand-Alone Rate Plan (Delivery)
       ---------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------
       Year                   1                 2                 3                 4                 5
       ---------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------
       KEDNY                  30.3              43.1              55.5              67.9              80.3
       ---------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------
       KEDLI                  88.3              114.4             127.7             141.0             154.3
                              ----              -----             -----             -----             -----
       ---------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------
       Total                  118.6             157.5             183.2             208.9             234.6             902.8

                           Merger Rate Plan (Delivery)
       KEDNY                  0                 0                 0                 0                 0
       ---------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------
       KEDLI                  60                60                60                60                60
                              --                --                --                --                --
       ---------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------
       Total                  60                60                60                60                60                300
       ---------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------

        Delivery service revenue increases avoided as a result of merger: $602.8

     D.   Gas Adjustment and Transportation Adjustment Clause Changes

     Under both the stand-alone and the merger rate plans, certain commodity-related costs will be removed from KEDNY's and KEDLI's delivery rates and will be reflected in the Gas Adjustment Clause ("GAC") and the Transportation Adjustment Clause ("TAC") at the levels projected for the first year ($26 million for KEDNY and $12.5 million for KEDLI, based on estimated gas costs) However, delivery rates would not be adjusted down by these amounts. In subsequent years, fixed cost factors for these items will be reconciled to actual gas costs. These commodity-related costs are offset to some extent by other costs/revenues being transferred from the GAC/TAC to delivery rates.

     E. Rate changes associated with the one-time $60 million annual increase in KEDLI's delivery service revenue requirement and the $26 and $12.5 million GAC/TAC annual increases for KEDNY and KEDLI would go into effect on January 1, 2008. Other revenue increases may also be allowed at that time depending on the outcome of a small number of other issues pending in on-going KEDNY and KEDLI rate cases.

II.  Other Provisions Of Merger Rate Plan

     A.   Merger Synergy Savings and Cost to Achieve

     KEDNY's and KEDLI's delivery rates under the merger rate plan reflect 50% of KEDNY's and KEDLI's allocated shares of $156 million in estimated net synergy savings for each of the five years of the merger rate plan. The $156 million figure excludes efficiency gains that could have occurred without the merger (which were applied directly to KEDNY's and KEDLI's cost of delivery service) and gas commodity savings (which will flow directly to customers through the GAC). In any rate proceeding following the fifth year of the merger rate plan, KEDNY's and KEDLI's revenue requirement would reflect 100% of their share of net synergy savings.

     KEDNY's and KEDLI's delivery rates under the merger rate plan also reflect their share of the $398 million cost to achieve the merger synergy savings, which would be amortized over a ten-year period. Cost to achieve excludes executive benefits and capitalized information technology costs. In any rate proceeding occurring in years six through ten, KEDNY and KEDLI are authorized to include the annual level of the cost to achieve in their revenue requirement.

     B.   Earning-Sharing Provisions

     The computation of KEDNY's and KEDLI's earnings subject to sharing will assume a capital structure with an equity component of 45% and will be subject to the following, among other, qualifications :

          o    All goodwill associated with the merger will be excluded;(1)

          o    Any discrete incentives will be excluded;

          o Operating expenses will include an allowance equal to 50% of synergy savings and cost to achieve.

     KEDNY and KEDLI will be entitled to retain all earnings up to a return on equity of 10.5%.

     Equity earnings greater than 10.5% and less than or equal to 12.5% will be shared between customers and the Company on a 50-50 basis; the customer' share would be deferred.

     Of equity earnings greater than 12.5% and less than or equal to 13.5%, 65% will be deferred for the benefit of customers and 35% will be retained by the company.

     All equity earnings in excess of 13.5% will be deferred for the benefit of customers.

     Each of the above earning-sharing thresholds would be subject to a 10 basis point adder (i.e., to 10.6%, 12.6%, and 13.6%) if the companies meet energy efficiency performance benchmarks expected to be established as a result of future Commission action in Cases 06-G-1185 and 06-G-1186.

--------
(1)  Goodwill  is  National  Grid's  total  acquisition  price,   together  with
     transaction costs, in excess of the fair market value assigned to the assets and liabilities of KeySpan Corporation and its subsidiaries.

     C.   Property Taxes, SIR Costs, Capital Cost Deferrals and Pensions

                    i.   Property Taxes
                         --------------

     KEDNY and KEDLI will be authorized to defer 90% of the difference between their actual and forecast real property and special franchise tax expense.

                    ii.  Environmental (SIR) Costs
                         -------------------------

     KEDNY's and KEDLI's merger plan delivery rates reflect amortizations of outstanding deferrals for the cost of site investigation and remediation of former manufactured gas plants ("SIR") and provides a sharing mechanism for sums recovered from insurance carriers and/or other potentially responsible parties. Other SIR issues are reserved for resolution in Cases 06-G-1185 and 06-G-1186.

                  iii.     Capital Costs
                           -------------

     KEDNY's and KEDLI's merger rate plans authorize the deferral of revenue requirements associated with certain variances from forecast of non-growth related capital costs such as costs associated with pipe replacement necessitated by city or state construction projects.

                    iv.  Pensions and Other Post-Employment Benefits
                         -------------------------------------------

     KEDNY's merger delivery rates reflect a payment to return to the Commission's Policy Statement on Pensions and Other Post-Employment Benefits. KEDNY will also provide $60 million in funding to its plans that will directly benefit customers.

                    v.   Deferrals
                         ---------

     Numerous   cost  items   reflected  in  base  rates  would  be  subject  to
reconciliation and the differences would be deferred for rate disposition after five years.

III. Provisions Preserving Financial Integrity of KEDNY and KEDLI

     The Merger JP includes provisions that protect the financial integrity of KEDNY and KEDLI and insulate customers from any degradation of their financial position.

     A.   Goodwill

     No goodwill from the merger will be reflected in the regulatory accounts of KEDNY and KEDLI.

     B. Dividend Restrictions

     KEDNY/KEDLI will not be permitted to pay dividends without the Commission's prior consent if any of the following occurs:

          o KEDNY's or KEDLI's bond rating falls to the lowest investment grade rating and there are negative watch/review downgrade notices from two nationally recognized rating agencies;

          o    National Grid plc's credit rating falls below investment grade;

          o KEDNY's or KEDLI's debt to total capital ratio exceeds limits set forth in the Merger JP.

     C.   Bond Rating and Cost of Debt

     If the bond rating of KEDNY or KEDLI falls below A- or A3, any long-term debt issued by either company will be priced for all ratemaking purposes as if it had been issued by an A-/A3 utility at the same issue date.

     D.   Merger Debt

     No debt associated with the merger will be reflected as an obligation of either KEDNY or KEDLI.

     E.   Money Pools

     National Grid USA will establish separate money pools for regulated and unregulated companies. While KEDNY and KEDLI and their service companies will participate in the regulated money pool as borrowers and lenders, National Grid USA will participate as a lender only.

IV.  Provisions Concerning Generation and Transmission Assets

     A. Ravenswood Station

     National Grid agrees to the goal of divesting the Ravenswood Station in the manner described in the Merger JP and, until such divestiture, agrees to sales of the output of the Ravenswood Station in a manner that makes it indifferent to the price of the output of the Ravenswood Station.

               i.   Divestiture or Sale of Output
                    -----------------------------

     The Merger JP provides for steps to be taken to accomplish the objectives of divestiture or, in the alternative, sales of the output. These steps include, among others:

          o By January 1, 2008, National Grid will enter a forward contract for the energy output of the Ravenswood Station for up to a three-year term;

          o No less than fourteen months before the expiration of the forward contract, National Grid will issue offering documents for the purchase of the Ravenswood Station and, at National Grid's option, a simultaneous offering for a backstop, long-term contract for the sale of the output.

               ii.  Commission Approval
                    -------------------

     No less than six months before the expiration of the forward contract, National Grid will file with the Commission (i) a petition for approval of the sale of the Ravenswood Station; or (ii) a petition for approval of the sale of the output of the Ravenswood Station under a long-term contract; or (iii) a statement by National Grid that it has not entered a contract either for the sale of the Ravenswood Station or for the long-term sale of the output and a commitment that all prospective revenue from sales of the output that exceeds a cost-of-service rate including a fair return, which will be established by the Commission, will be applied for the benefit of Zone J electric customers in a manner determined by the Commission.

     Provision is made for a second offering process in the event that National Grid's initial petition is not approved.

               iii. Transmission Assets
                    -------------------

     National Grid will plan and operate its transmission system without regard to the impacts on the profitability of the Ravenswood Station and will support market rules that promote the interest of its electric transmission and distribution customers.

V.   Corporate Structure and Affiliate Rules

     The Merger JP provides for rules governing the service companies in the National Grid system that will provide services to KEDNY and KEDLI and for rules and safeguards governing affiliate transactions.

VI.      Customer Service Quality and Safety Performance

     Incentive mechanisms designed to assure no degradation in customer service quality or safety performance for KEDNY and KEDLI have been agreed upon and will be addressed in Cases 06-G-1185 and 06-G-1186.

VII.     Provisions Affecting Niagara Mohawk

     A.   Synergy Savings

     In a separate filing to the Commission, National Grid will credit Niagara Mohawk with the follow-on synergy savings they are entitled to under the Niagara Mohawk rate plan.

     B.   Staffing Commitments

     Niagara Mohawk agrees to maintain and increase transmission, distribution and Article VII compliance staffing in upstate New York.

Item 9.01       Financial Statements and Exhibits.

(c)             Exhibits.

     Exhibit No.                    Exhibit Description
     -----------                    -------------------

         99.1 Merger and Gas Revenue Requirement Joint Proposal dated July 6, 2007.










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                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       KEYSPAN CORPORATION

Dated: July 12, 2007               By: /s/John J. Bishar Jr.
                                       ---------------------
                                       Name:  John J. Bishar Jr.
                                       Title: Executive Vice President, General
                                              Counsel and Chief Governance
                                              Officer












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